Investor Overview December 2020 Exhibit 99.1

CNO Financial Group | Investor Overview | December 2020 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group | Investor Overview | December 2020 3 Fixed index annuities 39% Fixed interest annuities 12% Other annuities 3% Long-term care 14% Supplemental health 16% Medicare supplement 1% Interest sensitive life 5% Traditional life 10% Annuities 30% Life 23% LTC 7% Med Supp 21% Supp Health 19% Health 47% CNO Financial Group Overview  Manufactured products include life, fixed annuities, Medicare supplement, supplemental health and limited benefit duration long-term care (LTC)  Distribution of third party Medicare Advantage  Demonstrated growth in agents, premiums, assets and third party fees YTD 3Q20 Collected Premium by Product YTD 3Q20 Insurance Margin by Product Total: $2.7B in Total Collected Premiums YTD 3Q20 Average Liabilities by Insurance Product YTD 3Q20* *Net of reinsurance ceded Annuities 33% Life 19% LTC 8% Med Supp 21% Supp Health 19% Health 48% Focused on serving the protection needs of the fast-growing but underserved middle-income American market at or near retirement

CNO Financial Group | Investor Overview | December 2020 4 What Makes CNO Different Exclusive Focus on Middle- Income America Our Diverse Distribution & Integrated Approach Health and Wealth Solutions Insurance and Securities Solutions Strong Cash Flow Generation

Well-Positioned in the Attractive Senior Middle Market

63% of middle-income households are underinsured; ~60% of baby boomers lack financial advisors[1]

Percentage of Population Age 65+ without a Financial Product


Other Health
84%
LTC
83%
Annuities
78%
Medicare Supplement
60%
Life Insurance
40%

CNO Solutions

- Extensive experience and understanding of the middle market
- Differentiated with our market vs. product focus
- Diversification of products and distribution provides sustainable competitive advantage
- Positioned to help customers to address main concerns of outliving their assets and dealing with rising healthcare costs as they age

(1) Bankers Life Center for a Secure Retirement 2017

CNO Financial Group | Investor Overview | December 2020 5

CNO Financial Group | Investor Overview | December 2020 6 Highly Diversified Product Mix  Mix of protection and accumulation products to serve varied customer needs  Basic products that meet the insurance needs of the middle market  Attractive and predictable return characteristics  Low risk long-term care products with short-duration benefit period  Protection-oriented products with low face amounts and few bells and whistles Life Insurance Annuities Medicare Supplemental Health Long-Term Care Key Points 1 2 3 4 5 Product Offering Broad & balanced portfolio focused on protection needs Third Party Products / Services6  Capital-light distribution-only fee revenue

CNO Financial Group | Investor Overview | December 2020 7 Fixed Indexed Annuity Fixed Interest Annuity Trad Life Interest Sensitive Life Med Supp Supp Health LTC Mortality Morbidity Persistency Interest rate Equity Risk Management via Diversification and Natural Hedges Relative degree of risk present (before mitigation) within each product Low High

CNO Financial Group | Investor Overview | December 2020 8 Unique Multi-Channel Operating Model  Consumer Division – Strong career agent franchise • Top distributor of health/wealth protection products through ~4,100 producing agents • More than 265 locations nationwide • “Kitchen-table” sales model – Top 5 direct-to-consumer distribution – Broker-dealer and RIA offer investment and annuity products and support agent income  Worksite Division – Wholly-owned distribution (PMA) & diverse network of independent marketing organizations and agencies – Web Benefits Design (WBD) digital worksite enrollment platform/benefits administrator  Multi-channel distribution transitioning to integrated delivery model – Recent business transformation unlocks significant growth opportunities – Leverages products, brands, leads and fulfilment across channels – Captures customers through direct engagement that leads to an integrated omnichannel buying experience – Driving toward holistic relationships including protection & retirement planning; growth in assets & fees Recent realignment removes barriers between brand and channels

CNO Financial Group | Investor Overview | December 2020 9 Strategic Initiatives Successfully Reinvigorating Growth; Momentum Sidelined Temporarily by COVID (dollars in millions) $- $50.0 $100.0 $150.0 $200.0 2018 2019 YTD 3Q19 YTD 3Q20 Life NAP $- $50.0 $100.0 $150.0 $200.0 2018 2019 YTD 3Q19 YTD 3Q20 Health NAP $- $500.0 $1,000.0 $1,500.0 2018 2019 YTD 3Q19 YTD 3Q20 Annuity Collected Premiums $- $100.0 $200.0 $300.0 $400.0 2018 2019 YTD 3Q19 YTD 3Q20 Consumer Division NAP Life Health $- $15.0 $30.0 $45.0 $60.0 2018 2019 YTD 3Q19 YTD 3Q20 Worksite Division NAP Life Health

Capital and Liquidity Overview

Conservative approach to capital structure; strong liquidity

(dollars in millions)

Consolidated Risk Based Capital ("RBC") Ratio*



393%
408%
406%
405%
428%
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Targeted consolidated RBC ratio of 375-400%
- Excess due to intentional conservative positioning
- RBC variability can be expected in periods of market volatility

Debt to Capital**



22.3%
23.0%
23.8%
23.6%
23.2%
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Target leverage of 22.5 – 25.0%
- Debt covenant ceiling of 35%
- Debt capacity within limit of target leverage $104 million

Holding Company Liquidity



$220.4
$186.7
$168.1
$208.0
$235.9
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Minimum targeted holding company liquidity of $150 million
- Liquidity bolstered by $250 million undrawn revolver
- No outstanding debt maturities until 2025

* The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.

** Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

Note: In November 2020, we issued $150 million of 5.125% Subordinated Debentures due 2060 and the net proceeds from the offering will be used for general corporate purposes.

CNO Financial Group | Investor Overview | December 2020 10

Cash Flow Profile

Strong free cash flow generation and conversion

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	3Q19	3Q20	3Q19	3Q20
Net Operating Income[1]	$ 69.2	$ 112.6	$ 271.2	$ 354.9
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 39.4	$ 50.5	$ 292.7	$ 231.9
Management Fees	29.9	29.0	113.6	113.9
Surplus Debenture Interest	22.7	20.9	59.9	57.4
Earnings on Corporate Investments	2.8	2.8	13.7	29.1
Tax Refund	-	-	5.8	-
Other	13.4	22.4	25.2	22.2
Holding Company Sources of Cash[2]	**108.2**	**125.6**	**510.9**	**454.5**
Holding Company Expenses and Other	(17.8)	(23.6)	(83.4)	(114.8)
Tax Payments	-	(7.1)	-	(7.1)
Interest Payments	-	(0.2)	(44.3)	(52.3)
Excess Cash Flow to Holding Company[2]	**90.4**	**94.7**	**383.2**	**280.3**
Net Proceeds from New Debt	-	-	64.9	-
Share Repurchases	(77.3)	(50.0)	(217.7)	(238.0)
Dividend Payments to Stockholders	(16.8)	(16.8)	(67.0)	(66.8)
Acquisition	-	-	(68.8)	-
Net Change in Holding Company Cash and Investments	**(3.7)**	**27.9**	**94.6**	**(24.5)**
Non-Cash Changes in Investment Balances	-	-	(0.1)	-
Cash and Investments, Beginning of Period	264.1	208.0	165.9	260.4
Cash and Investments, End of Period	**$ 260.4**	**$ 235.9**	**$ 260.4**	**$ 235.9**

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Investor Overview | December 2020

11

CNO Financial Group | Investor Overview | December 2020 12 Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses Return capital to shareholders • $50 million in share repurchases in 3Q20; $163 million YTD 3Q20 • Growing capacity to repurchase shares as conditions permit Opportunistic transactions • Highly selective M&A to expand productivity offerings or enhance distribution Since 2017, returned $925 million or 42% of current market capitalization2 1 As of beginning of calendar year. 2 As of 9/30/2020. 6.8% 4.0% 13.0% 7.9% 0.0% 5.0% 10.0% 15.0% $- $100.0 $200.0 $300.0 $400.0 2017 2018 2019 YTD 3Q20 Capital Return as % of Market Capitalization Dividends Share Repurchases Annualized Return as % of Market Cap (1)

Portfolio Composition

High quality; well-positioned for uncertain environment

$26 billion of Invested Assets

(Fair Value as of 9/30/2020)



Mortgage Loans, 5.7%
HY Corporates, 2.9%
Non-Agency RMBS, 8.5%
CMBS, 7.9%
Municipals, 9.9%
Govts/Agency, 1.6%
ABS, 4.3%
CLO, 1.7%
IG Corporates, 49.9%
Equities, 0.2%
Other Invested Assets, 1.9%
Alternatives, 2.2%
Policy Loans, 0.5%
Cash, 3.0%

General Approach

- Positioned for stable performance across credit cycles
- Emphasizing quality
- Lower than average allocation to most higher risk categories
- Low impairments through multiple cycles

Highlights

- **64% of portfolio in corporate and government bonds**
  - 41% BBBs; consistent with June 30
- **$22.2 billion of assets with high degree of liquidity**
  - ~$13.3 billion public corporate bonds
  - ~$5.9 billion structured securities
  - ~$3.0 billion municipal, political subdivisions, and US and foreign government bonds
- **Strong credit risk profile across portfolio**
  - Generally underweight COVID-19 impacted sectors
  - 96% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with low LTVs
  - Significant credit enhancement in structured products
  - Alternative investments emphasizing current cash flows and comparatively predictable results

CNO Financial Group | Investor Overview | December 2020

13

CNO Financial Group | Investor Overview | December 2020 14 Modest net favorable 4Q financial impact from COVID Scenario modeling – 2020 COVID impacts Prior (August) projections • Mortality • 150k – 400k U.S. COVID deaths • $20M – $52M net mortality impact • $130k per 1,000 deaths • Morbidity • Favorable in 2Q20; net neutral impact in 2H20 with potential upside if deferred healthcare and LTC treatments become permanent • Premium deferral / Shock lapse • Potential for modestly positive impact given favorable persistency observed in 2Q20 October base case scenario • Mortality • Assume approximately 120k U.S. deaths in 4Q • $68k mortality impact per 1,000 U.S. deaths • COVID vaccine available mid 2021; Infections persist through early 2022 • Morbidity • Very favorable in 3Q20 driven by continued deferral of care; less favorable in 4Q20 as claims return to more normal levels • Premium deferral / Shock lapse • Persistency higher through 3Q; assume neutral impact going forward • Extended grace periods generally ended Other Key Outputs of Modeling • 4Q20 modestly favorable net COVID impacts • 2H20 expenses in total flat to prior year, excluding significant items in 4Q19, consistent with prior guidance • Adverse scenario free cash flow supports continued share repurchase capacity Outlook

CNO Financial Group | Investor Overview | December 2020 15 Delivering On Our Commitments Turnaround / De-risking Pivot to Growth Optimize Long- term Value Pre 2017 2017-2019 2020 2021 and Beyond • Reinsured life block (2009) • Recapitalized company (2012) • Initiated dividend (2012) • Sold Legacy Life Insurance Block (2014) • Migrated ratings upwards–within non-investment grade ratings classes • Completed Senior Leadership additions • Reinsured LTC block • Achieved investment grade credit ratings • Up-in-quality portfolio repositioning • Sustainable momentum in recruiting and sales • Balancing capital return with investments in growth • Conservative capital structure • Defensive portfolio positioning • Benefiting from diverse product portfolio and strong retention • Successfully pivoting to new sales approaches • Accelerating integration of D2C and exclusive agents • Expanding D2C offerings • Reimagining workplace of the future • Customer-centric business realignment • Omnichannel delivery model • Enhance growth and margin profile • Maximize distributable cash flow • Accelerate pace of capital deployment • Reduced risk and volatility • Leverage technology COVID-19 Balancing focus on COVID response with acceleration of strategic priorities

CNO Financial Group | Investor Overview | December 2020 16 Appendix 1 Strong Operational Performance • Experienced Management Team Slide 17 • Agent Counts Slide 18 • Broker-Dealer/Registered Investment Advisor Slide 19 Building on Strong Track Record of Execution • Investment Portfolio Overview Slides 20-23 • New Money Summary Slide 24 • Tax Asset Summary Slide 25 • Transformative LTC Reinsurance Transaction Slide 26 • Retained LTC Insurance Slide 27

CNO Financial Group | Investor Overview | December 2020 17 Experienced Management Team With a Proven Track Record 10-year average tenure; 23-year average service in the insurance sector Name Title Years with CNO Years in Insurance Sector Age Gary C. Bhojwani Chief Executive Officer 4 30 52 Paul H. McDonough Chief Financial Officer 1 18 55 Eric R. Johnson Chief Investment Officer 23 23 60 Bruce K. Baude Chief Operations and Technology Officer 8 15 56 Matthew J. Zimpfer General Counsel 22 27 52 Yvonne K. Franzese Chief Human Resources Officer 3 30 62 John R. Kline Chief Accounting Officer 30 40 62 Rocco F. Tarasi Chief Marketing Officer 3 3 48 Karen J. DeToro Chief Actuary and Chief Risk Officer 1 26 49 Scott L. Goldberg President, Consumer Division 16 19 50 Michael D. Heard President, Worksite Division 7 22 54

CNO Financial Group | Investor Overview | December 2020 18 Agent Counts 1 Producing agents are agents that have submitted at least one policy in the month. 2 Financial representatives are agents who are licensed to sell certain securities brokerage products and services. 3 Quarterly average agent and advisor counts represent the average of the last 3 months. 2019 2020 % Change Consumer 3Q 4Q 1Q 2Q 3Q Q/Q Total Quarterly Average Producing Agents1,3 4,579 4,709 4,531 4,066 4,448 -2.9% Quarterly Average Financial Representatives2,3 596 596 591 602 637 6.9% Worksite Total Quarterly Average Producing Agents1,3 420 453 421 225 242 -42.4%

Broker-Dealer/Registered Investment Advisor

Account values up YoY; $1.6 billion in client assets

(dollars in millions)

		2019		2020		
		3Q	4Q	1Q	2Q	3Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$13.4	$17.4	$15.3	-$26.7	-$31.5
	Advisory	29.9	45.4	65.7	38.6	23.5
	Total	$43.3	$62.8	$81.0	$11.9	-$8.0
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$913.7	$982.9	$842.3	$905.3	$918.4
	Advisory	449.0	532.1	516.4	618.7	675.1
	Total	$1,362.7	$1,515.0	$1,358.7	$1,524.0	$1,593.5

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Investor Overview | December 2020

19

CNO Financial Group | Investor Overview | December 2020 20 Generally underweight COVID-19 impacted sectors Investment Portfolio Overview – Sector Breakdown Sector Book Value Market Value Unrealized Gain Loss Portfolio% Average NAIC Over|Underweight Airlines 32.9 34.3 1.4 0.13% 1.5 Underweight Aircraft Lease Securitizations 33.3 30.7 (2.6) 0.12% 1.3 Underweight Energy 706.2 784.0 77.8 2.96% 1.9 Underweight Gaming 0.0 - - - - Underweight Hotels 36.1 37.7 1.6 0.14% 2.6 Underweight Retail ex Grocery 81.6 98.5 16.8 0.37% 1.9 Underweight Restaurants 19.1 23.1 3.9 0.09% 2.8 Underweight Whole Business Securitizations 393.6 398.4 4.8 1.50% 2.1 Overweight CMBS 1,993.4 2,081.3 87.9 7.86% 1.0 Overweight 9/30/2020 (dollars in millions)

CNO Financial Group | Investor Overview | December 2020 21 Investment Portfolio Overview: CLO Debt Key Portfolio Metrics Cumulative loss scenarios versus Break Points 100% AAA-A Significant cushion against stress scenarios Ratings Composition AAA 13.1% AA+ 2.4% AA 49.0% A+ 1.5% A 32.0% A- 2.2% AAA AA A Credit Support Portfolio 37% 25% 17% Market 37% 25% 19% WARF Portfolio 3,150 3,177 3,167 Market 3,127 3,145 3,163 Diversity Score Portfolio 79 78 82 Market 77 75 75 WAPx Portfolio 91.0 90.7 92.4 Market 92.0 91.9 91.7 Portfolio Portfolio Index AAA 13.1% - - AA 51.3% - - A 35.6% - - BBB - N/A 5.0% BB - N/A 3.0% % of Rating Downgrade Watch 12.2% 12.3% 11.8% 14.4% 15.9% 14.9%14.7% 12.5% 10.7% 38.0% 32.1% 23.6% AAA AA A Base Case NAIC Stress GFC Break Point 9/30/2020

CNO Financial Group | Investor Overview | December 2020 22 East 24.4% South 36.4% Centra l 13.4% Mountain 8.5% Pacific 17.3% Investment Portfolio Overview: Commercial Mortgage Loans Key Portfolio Facts Portfolio Geography Underlying Property Type Ratings Composition $1.5 billion of net invested assets 100% First Mortgage 99.5% Rated CM1-2 49% Weighted Avg LTV¹ Very conservatively underwritten; loss resistant, no COVID related delinquencies or forbearances 2.00x Weighted DSCR¹ 1 LTV and DSCR as of year 2019 operating statements Retail 18.9% Office 17.0% Other 11.8% Industrial 22.9% Multifamily 29.4% CM1 77.7% CM2 21.8% CM7 0.5% 9/30/2020

CNO Financial Group | Investor Overview | December 2020 23 Agency Multifamily $317 mm, 16% SASB $649 mm, 32% Conduit $1.1 B, 52% Investment Portfolio Overview: CMBS Key Portfolio Facts Underlying Property Type SASB versus Conduit $2.0 billion of net invested assets 85.0% Rated AAA-A 61% Weighted Avg LTV¹ We have excess credit support to offset collateral delinquencies or losses 2.10x Weighted DSCR¹ Rating Book Value Market Value Market/ Book Credit Support Delinq. Rate Hotel% Retail% AAA 582 615 106% 37.4% 7.9% 12.4% 22.4% AA 298 315 106% 28.0% 5.1% 9.6% 16.3% A 793 810 102% 22.3% 4.1% 12.5% 11.8% BBB 258 278 108% 11.0% 0.0% 1.0% 3.2% BB 63 63 101% 2.7% - - - 1,993 2,081 104% 25.5% 4.7% 10.1% 14.1% Hotels 10.1% Retail 14.1% Offi ce 30.6% Multi family 24.4% Industrial 8.3% Mixed Use 12.3% Zero forbearance or delinquencies in SASB portfolio DSCR 2.3x LTV 39% Hotel % 6.20% Retail % 2.80% SASB 9/30/2020 1 LTV based on appraisal at loan origination, DSCR as of year 2019 operating statements

CNO Financial Group | Investor Overview | December 2020 24 IG Corporates, 44% Municipals, 33% Structured Securities, 14% HY Corporates, 5% Direct Investments, 4% 3Q20 New Money Summary Emphasis on high quality investments during third quarter 91% Investment Grade Allocation Third Quarter Investments Allocation $ Allocation% Yield Average Rating Average Duration IG Corporates 258 44.4% 4.05% BBB+ 13.0 Municipals 189 32.5% 3.50% A+ 17.0 Structured Securities 80 13.8% 4.09% BBB+ 4.8 HY Corporates 32 5.4% 5.42% BB- 4.4 Direct Investments 23 3.9% 7.44% NR - Total 582 100% 4.08% A- 12.2

CNO Financial Group | Investor Overview | December 2020 25 Non-life NOLs $373 DTAs related to tax strategy $92 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details • Total estimated economic value of NOLs and DTAs related to tax strategy of approximately $380 million @ 10% discount rate ($2.71 on per share basis) • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of the remaining life taxable income not offset by life NOLs through 2023. $465 (dollars in millions) Tax Asset Summary

CNO Financial Group | Investor Overview | December 2020 26 2018 Transformative LTC Reinsurance Transaction Divestiture of legacy LTC exposure significantly improves risk profile Fixed Annuities 49% Health 14% Life 13% LTC 24%  In September 2018, Bankers Life entered into an agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) comprehensive and nursing home long-term care reserves through indemnity coinsurance – Culmination of multi-year exploration of strategic alternatives – Comprising 52% of CNO’s statutory long-term care reserves – $825mm ceding commission paid to Wilton Re, financed from existing capital resources  Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective  Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an additional $500mm of over-collateralization  Wilton Re is a highly-rated and well-capitalized counterparty  Step forward in achieving investment grade ratings  Results in increased cash flow generation Fixed Annuities 56% Health 16% Life 16% LTC 12% Reserve Composition* * Reserve net of reinsurance ** As of September 30, 2018 Post Transaction** Pre Transaction

CNO Financial Group | Investor Overview | December 2020 27  New sales (~$25 million annually) focused on short duration products – 98% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008  Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rate lowered to reflect a level rate throughout the projection horizon  Favorable economic profile – Loss Recognition Testing margin reflecting a level new money rate is $207 million or ~9% of Net GAAP Liabilities – Statutory reserves ~$160 million higher than GAAP net liabilities – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced Retained Long-Term Care Insurance Highly differentiated in-force block; prudently managed

CNO Financial Group | Investor Overview | December 2020 28 Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 29-36

CNO Financial Group | Investor Overview | December 2020 29 The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q20 Significant Items (dollars in millions, except per-share amounts) Insurance product margin Annuity 123.8$ 40.0$ (1) 72.3$ (91.5) (1) Health 82.3 - 82.3 Life 36.1 5.6 (1) 41.7 Long-term care 13.2 - 13.2 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3) 79.4$ (17.7)$ 61.7$ Net operating income per diluted share (3) $0.55 (0.12)$ 0.43$ Three months ended June 30, 2020 Actual results Significant items Excluding significant items The footnotes to the above table are on the following page.

CNO Financial Group | Investor Overview | December 2020 30 2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 32 and 34 for a reconciliation to the corresponding GAAP measure. Line of business Fixed index annuities Fixed interest annuities Interest- sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9

CNO Financial Group | Investor Overview | December 2020 31 The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q19 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 32 and 34 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 60.5$ 0.3$ (1) 60.8$ Health 79.0 - 79.0 Life 46.7 9.7 (1) 56.4 Long-term care 14.0 14.0 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3) 78.6$ (7.9)$ 70.7$ Net operating income per diluted share (3) 0.52$ (0.05)$ 0.47$ Three months ended December 31, 2019 Actual results Significant items Excluding significant items

Quarterly Earnings

(dollars in millions)

	3Q19	4Q19	1Q20	2Q20	3Q20
Insurance product margin					
Annuity	$ 56.2	$ 60.5	$ 59.5	$ 123.8	$ 45.3
Health	89.3	93.0	86.9	95.5	152.2
Life	54.6	46.7	44.3	36.1	47.3
Total insurance product margin	200.1	200.2	190.7	255.4	244.8
Allocated expenses	(131.3)	(140.6)	(136.6)	(128.1)	(130.3)
Income from insurance products	68.8	59.6	54.1	127.3	114.5
Fee income	3.0	11.7	7.8	5.2	0.8
Investment income not allocated to product lines	34.3	26.2	57.4	8.2	43.7
Expenses not allocated to product lines	(18.2)	2.8	(13.8)	(38.5)	(13.7)
Operating earnings before taxes	87.9	100.3	105.5	102.2	145.3
Income tax expense on operating income	(18.7)	(21.7)	(21.2)	(22.8)	(32.7)
Net operating income	69.2	78.6	84.3	79.4	112.6
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	(2.6)	7.1	(63.7)	12.3	7.7
Net change in market value of investments recognized in earnings	4.7	(2.6)	(48.4)	31.2	8.5
Fair value changes in embedded derivative liabilities (net of related amortization)	(29.3)	13.4	(66.7)	(27.1)	(1.6)
Fair value changes related to agent deferred compensation plan	(6.0)	2.5	-	(13.2)	-
Other	(1.2)	(13.3)	2.3	-	6.5
Non-operating income (loss) before taxes	(34.4)	7.1	(176.5)	3.2	21.1
Income tax expense (benefit):					
On non-operating income (loss)	(7.2)	1.4	(37.0)	0.6	4.5
Valuation allowance for deferred tax assets and other tax items	-	(193.7)	(34.0)	-	-
Net non-operating income (loss)	(27.2)	199.4	(105.5)	2.6	16.6
Net income (loss)	$ 42.0	$ 278.0	$ (21.2)	$ 82.0	$ 129.2

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales, impairments and change in allowance for credit losses; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) loss on extinguishment of debt; (5) fair value changes related to the agent deferred compensation plan; (6) charges in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

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CNO Financial Group | Investor Overview | December 2020 33 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	3Q19	4Q19	1Q20	2Q20	3Q20
Net income (loss) applicable to common stock	$ 42.0	$ 278.0	$ (21.2)	$ 82.0	$ 129.2
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	2.6	(7.1)	63.7	(12.3)	(7.7)
Net change in market value of investments recognized in earnings	(4.7)	2.6	48.4	(31.2)	(8.5)
Fair value changes in embedded derivative liabilities, net of related amortization	29.3	(13.4)	66.7	27.1	1.6
Fair value changes related to the agent deferred compensation plan	6.0	(2.5)	-	13.2	-
Other	1.2	13.3	(2.3)	-	(6.5)
Non-operating (income) loss before taxes	34.4	(7.1)	176.5	(3.2)	(21.1)
Income tax (expense) benefit					
On non-operating (income) loss	7.2	(1.4)	37.0	(0.6)	(4.5)
Valuation allowance for deferred tax assets and other tax items	-	193.7	34.0	-	-
Net non-operating (income) loss	27.2	(199.4)	105.5	(2.6)	(16.6)
Net operating income (a non-GAAP financial measure)	$ 69.2	$ 78.6	$ 84.3	$ 79.4	$ 112.6

	3Q19	4Q19	1Q20	2Q20	3Q20
Per diluted share:					
Net income (loss)	$ 0.27	$ 1.84	$ (0.15)	$ 0.57	$ 0.91
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	0.01	(0.04)	0.35	(0.07)	(0.04)
Net change in market value of investments recognized in earnings (net of taxes)	(0.02)	0.01	0.26	(0.17)	(0.05)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.15	(0.07)	0.36	0.15	0.01
Fair value changes related to the agent deferred compensation plan (net of taxes)	0.03	(0.01)	-	0.07	-
Valuation allowance for deferred tax assets and other tax items	-	(1.28)	(0.23)	-	-
Other	0.01	0.07	(0.01)	-	(0.04)
Net operating income (a non-GAAP financial measure)	$ 0.45	$ 0.52	$ 0.58	$ 0.55	$ 0.79

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CNO Financial Group | Investor Overview | December 2020 35 Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) (a) Equivalent common shares of 768 were not included in the diluted weighted average shares outstanding due to the net less recognized in 1Q20. 3Q19 4Q19 1Q20 (a) 2Q20 3Q20 Operating income 69.2$ 78.6$ 84.3$ 79.4$ 112.6$ Weighted average shares outstanding for basic earnings per share 154,257 150,138 145,829 143,422 140,900 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,003 1,269 - 519 830 Weighted average shares outstanding for diluted earnings per share 155,260 151,407 145,829 143,941 141,730 Net operating income per diluted share 0.45$ 0.52$ 0.58$ 0.55$ 0.79$

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q18	4Q19	1Q20	2Q20	3Q20
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9
Total capital	$ 4,287.7	$ 5,666.1	$ 4,755.2	$ 5,720.9	$ 6,074.0
Corporate debt to capital	21.4%	17.5%	20.8%	17.3%	16.3%
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9
Less accumulated other comprehensive income	(177.7)	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)
Total capital	$ 4,110.0	$ 4,293.6	$ 4,160.0	$ 4,200.7	$ 4,272.4
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.3%	23.0%	23.8%	23.6%	23.2%

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